Exhibit 10.28

MAXIM INTEGRATED PRODUCTS, INC.
1996 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
MAXIM INTEGRATED PRODUCTS, INC., a Delaware corporation (the “Company”), pursuant to its 1996 Stock Incentive Plan (the “Plan”) has granted to Grantee an award of restricted stock units (the “Restricted Stock Units”) with the terms set forth in a document delivered separately to Grantee (the “Grant Notice”). The Restricted Stock Units are subject to all of the terms and conditions in the Grant Notice, this Restricted Stock Unit Agreement and any appendix for Grantee’s country1 (the “Appendix,” and together with the Restricted Stock Unit Agreement and the Grant Notice, the “Agreement”) and the Plan. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Plan.
1.Company’s Obligation to Pay. Each Restricted Stock Unit represents a value equal to the Fair Market Value of a Share on the date it becomes vested. Unless and until the Restricted Stock Units will have vested in the manner set forth in Sections 2, 4 and 5, Grantee will have no right to payment of any such Restricted Stock Units. Prior to actual payment of any vested Restricted Stock Units, such Restricted Stock Unit will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
2.    Vesting Schedule. Subject to Sections 3, 4 and 5, the Restricted Stock Units awarded by this Agreement will vest in Grantee according to the vesting schedule set forth on the Grant Notice, subject to Grantee’s Continuous Status as an Employee, Director or Consultant through each such date. Vesting may be suspended during any unpaid leave of absence, unless continued vesting is required by Applicable Laws or unless continued vesting is approved by the Company in writing.
3.    Forfeiture upon Termination of Continuous Status as an Employee, Director or Consultant. Subject to Sections 4 and 5, if Grantee’s Continuous Status as an Employee, Director or Consultant ceases for any or no reason, the then-unvested Restricted Stock Units awarded by this Agreement will thereupon be forfeited at no cost to the Company and Grantee will have no further rights thereunder.
For purposes of these Restricted Stock Units, Grantee’s Continuous Status as an Employee, Director or Consultant will be considered terminated (regardless of the reason for such termination and whether or not such termination is later found to be invalid or in breach of Applicable Laws or the terms of Grantee’s employment or service agreement, if any) effective as of the date that Grantee is no longer actively providing services to the Company, Parent or any Subsidiary and will not be extended by any notice period (e.g., Grantee’s period of active service would not include

1 For the purposes of this Agreement, the phrase “Grantee’s country” refers to any country whose laws and regulations apply to Grantee during the relevant time period, as determined by the Company in its sole discretion. Grantee should speak with his or her personal legal and tax advisor for more information as to which countries this phrase may include, based on Grantee’s personal circumstances.

any contractual notice period, statutory notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Grantee is rendering services or the terms of Grantee’s employment or service agreement, if any). Subject to Section 5, below, actively providing services during only a portion of the vesting period prior to a vesting date shall not entitle Grantee to vest in a pro-rata portion of the unvested Restricted Stock Units that would have vested as of such vesting date, nor will it entitle Grantee to any compensation for the lost vesting. The Administrator shall have the exclusive discretion to determine when Grantee is no longer actively providing services for purposes of these Restricted Stock Units (including whether Grantee may still be considered to be actively providing services while on leave of absence).
4.    Death. If Grantee’s Continuous Status as an Employee, Director or Consultant is terminated due to Grantee’s death, then the Restricted Stock Units will fully vest immediately as of the date of Grantee’s death.
5.    Change in Control. If the Restricted Stock Units are not assumed, converted, replaced or substituted with an equivalent award by a successor company (or a parent or subsidiary thereof) in connection with a Change in Control (as defined in the Company’s Change in Control Employee Severance Plan for U.S. Based Employees or the Company’s Change in Control Employee Severance Plan for Non-U.S. Based Employees (collectively, the “CIC Plan”)), then all Restricted Stock Units will fully vest immediately before the Change in Control. If the Restricted Stock Units are assumed, converted, replaced or substituted with an equivalent award by a successor company (or parent or subsidiary thereof) in connection with a Change in Control (an “Equivalent Award”), the vesting of the Restricted Stock Units shall be accelerated upon a termination of employment following a Change in Control which qualifies Grantee for severance benefits under the CIC Plan, solely to the extent equity award acceleration is provided in connection with a qualifying termination pursuant to and in accordance with the terms of the CIC Plan.
6.    Payment after Vesting. Any Restricted Stock Units that vest in accordance with Sections 2, 4 and 5 will be paid to Grantee (or in the event of Grantee’s death, to his or her legal heirs) in whole Shares, subject to Grantee satisfying any withholding obligations for Tax-Related Items as set forth in Section 8 within sixty (60) days following the date on which the Restricted Stock Units vest.
7.    Payments after Death. Any distribution or delivery to be made to Grantee under this Agreement will, if Grantee is then deceased, be made to Grantee’s legal heirs. Any such transferee must furnish the Company with (a) written notice of his or her status as legal heir, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
8.    Responsibility for Taxes. Grantee acknowledges that, regardless of any action taken by the Company and/or the Parent or Subsidiary employing Grantee or for which Grantee is otherwise providing services (the “Service Recipient”), the ultimate liability for any and all income tax (including U.S. and non-U.S. federal, state, and/or local taxes), social insurance, fringe benefit tax, payroll tax, payment on account or other tax-related items related to Grantee’s participation in the Plan and legally applicable to Grantee or deemed by the Company or the Service Recipient in their reasonable discretion to be an appropriate charge to Grantee even if legally applicable to the Company or Service Recipient (“Tax-Related Items”) is and remains Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company or Service Recipient. Grantee further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of Restricted Stock Units, the settlement of the Restricted Stock Units, the subsequent sale of any Shares acquired at settlement and the receipt of any dividends; and (ii) do not commit and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if Grantee is subject to Tax-Related Items in more than one jurisdiction, Grantee acknowledges that the Company and/or the Service Recipient (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Notwithstanding any contrary provision of this Agreement, no certificate representing the Shares will be issued to Grantee, unless and until satisfactory arrangements (as determined by the Administrator) have been made by Grantee with respect to the payment of all Tax-Related Items which the Company determines must be withheld with respect to the Restricted Stock Units. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require Grantee to satisfy any withholding obligations for Tax-Related Items, in whole or in part, by one or more of the following (without limitation): (a) paying cash, (b) withholding from Grantee’s wages, salary or other cash compensation payable to Grantee by the Company, the Service Recipient or any other Parent or Subsidiary, (c) selling a sufficient number of such Shares otherwise deliverable to Grantee (on Grantee’s behalf pursuant to this authorization without further consent) through such means as the Company may determine in its sole discretion (whether through a broker or otherwise), or (d) withholding otherwise deliverable Shares, provided, however, that if Grantee is a Section 16 officer of the Company under the Exchange Act, then any withholding obligation for Tax-Related Items will be satisfied only by one or a combination of methods (a) through (c) above.
The Company may withhold or account for Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including maximum rates applicable in Grantee’s jurisdiction(s). In the event of over-withholding, Grantee may receive a refund of any over-withheld amount (with no entitlement to the Share equivalent), or if not refunded, Grantee may seek a refund from the applicable tax authorities. In the event of under-withholding, Grantee may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in Shares, Grantee is deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Restricted Stock Units.

Notwithstanding anything in this section to the contrary, to avoid a prohibited distribution under Section 409A of the Code, if Shares underlying the Restricted Stock Units will be withheld (or sold on Grantee’s behalf) to satisfy any withholding obligation for Tax-Related Items arising prior to the date of settlement of the Restricted Stock Units for any portion of the Restricted Stock Units that is considered “nonqualified deferred compensation” subject to Section 409A of the Code, the number of Shares withheld (or sold on Grantee’s behalf) shall not exceed the number of Shares that equals the liability for the Tax-Related Items.
If Grantee fails to make satisfactory arrangements for the payment of any Tax-Related Items hereunder, Grantee will permanently forfeit such Shares and the Shares will be returned to the Company at no cost to the Company.
9.    Acknowledgment of Nature of Plan and Restricted Stock Units. In accepting the Award, Grantee understands, acknowledges and agrees that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b)    the Award of Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded in the past;
(c)    all decisions with respect to future Awards, if any, will be at the sole discretion of the Company;
(d)    Grantee’s participation in the Plan is voluntary;
(e)    Restricted Stock Units and the Shares subject to the Restricted Stock Units, and the income from and value of same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, holiday top-up, variable compensation, pension or retirement or welfare benefits or similar mandatory payments;
(f)    the Award of Restricted Stock Units and the Shares subject to the Restricted Stock Units, this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein shall not create a right of Grantee’s Continuous Status as an Employee, Director or Consultant for the vesting period, for any period, or at all, or be interpreted as forming or amending an employment or service contract with the Company, the Service Recipient or any other Parent or Subsidiary, and shall not interfere with Grantee’s right or the right of the Company, Service Recipient or any other Parent or Subsidiary to terminate Grantee’s Continuous Status as an Employee, Director or Consultant (if any) at any time;

(g)    unless otherwise agreed in writing with the Company, the Restricted Stock Units and the Shares subject to Restricted Stock Units, and the income from and value of same, are not granted as consideration for, or in connection with, the service Grantee may provide as a director of a Parent or Subsidiary;
(h)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(i)    no claim or entitlement to compensation or damages arises from termination of the Award, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the Award of Restricted Stock Units or Shares received upon vesting of Restricted Stock Units resulting from termination of Grantee’s Continuous Status as an Employee, Director or Consultant (regardless of the reason for the termination and whether or not such termination is found to be invalid or in breach of employment laws in the jurisdiction where Grantee is rendering services or the terms of Grantee’s employment or service agreement, if any); and
(j)    neither the Company, the Service Recipient, nor any other Parent or Subsidiary shall be liable for any foreign exchange rate fluctuations between Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Grantee pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any Shares acquired upon settlement.
10.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan, or Grantee’s acquisition or sale of the underlying Shares. Grantee should consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.
11.    Rights as Stockholder. Neither Grantee nor any person claiming under or through Grantee will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Grantee.
12.    Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of Stock Administration at Maxim Integrated Products, Inc., 160 Rio Robles Drive, San Jose, CA 95134, United States of America, with a copy to the Corporate Secretary at 160 Rio Robles Drive, San Jose, CA 95134, United States of America, or at such other address as the Company may hereafter designate in writing. Any notices provided for in this Agreement or the Plan shall be given in writing (including electronic mail) and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Grantee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Grantee at the address specified above or at such other address as Grantee hereafter designate by written notice to the Company.
13.    Grant is Not Transferable. Except to the limited extent provided in Section 7, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.
14.    Binding Agreement. Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
15.    Additional Conditions to Issuance of Stock. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any U.S. or non-U.S. state, federal, local or other Applicable Laws, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Grantee (or Grantee’s legal heirs), such issuance will not occur unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. The Company is under no obligation to register or qualify the Shares with any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Company shall have unilateral authority to amend the Agreement without Grantee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.
16.    Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.
17.    Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Restricted Stock Units have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Grantee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.
18.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to Restricted Stock Units awarded under the Plan or future Restricted Stock Units that may be awarded under the Plan by electronic means or request Grantee’s consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an online or electronic system established and maintained by the Company or a third party designated by the Company.
19.    Section 409A. Notwithstanding any other provision of the Plan or this Agreement, for Grantees who are U.S. taxpayers, it is intended that the vesting and the payments of Restricted Stock Units shall qualify for exemption from or comply with the application of Section 409A of the Code, and any ambiguities herein will be interpreted to so comply. The Company reserves the right (but shall not be obligated), to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all vesting and/or payments provided under this Agreement are made in a manner that qualifies for exemption from or complies with Section 409A of the Code or to mitigate any additional tax, interest and/or penalties or other adverse tax consequences that may apply under Section 409A of Code if compliance is not practical; provided, however, that the Company makes no representation that the vesting or payments of Restricted Stock Units provided under this Agreement will be exempt from or compliant with Section 409A of the Code, makes no undertaking to preclude Section 409A of the Code from applying to the vesting and/or payment of Restricted Stock Units provided under this Agreement and does not guarantee that the Restricted Stock Units or that the vesting or payment of the Restricted Stock Units will not be subject to taxes, interest and penalties or any other adverse tax consequences under Section 409A of the Code. Nothing in this Agreement shall provide a basis for any person to take any action against the Company or any Parent or Subsidiary based on matters covered by Section 409A of the Code, including the tax treatment of any amounts paid under this Agreement.
20.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
21.    Language. Grantee acknowledges and represents that he or she is proficient in the English language or has consulted with an advisor who is sufficiently proficient in English as to allow Grantee to understand the terms of this Agreement and any other documents related to the Plan. If Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
22.    Appendix. Notwithstanding any provisions in the Grant Notice or this Restricted Stock Unit Agreement, the Restricted Stock Units shall be subject to any additional terms and conditions for Grantee’s country attached hereto in the Appendix. Moreover, if Grantee transfers residence and/or employment to, or is considered a citizen or resident for local law purposes of, one of the countries included in the Appendix, the additional terms and conditions for such country will apply to Grantee to the extent the Administrator determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Restricted Stock Unit Agreement.
23.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Grantee’s participation in the Plan, on the Restricted Stock Units and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
24.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

25.    Insider Trading Restrictions/Market Abuse Laws. Grantee acknowledges that Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and, if different, Grantee’s country, Grantee’s broker’s country and/or the country where Shares are listed, which may affect his or her ability to directly or indirectly, for him- or herself or for a third party, accept or otherwise acquire or sell, attempt to sell or otherwise dispose of, Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such times as Grantee is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the applicable jurisdiction) or the trade in Shares or the trade in rights to Shares under the Plan. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders Grantee places before he or she possessed inside information. Furthermore, Grantee could be prohibited from (1) disclosing the inside information to any third party (other than on a “need to know” basis) and (2) “tipping” third parties or otherwise causing them to buy or sell Company securities; including “third parties” who are fellow employees. Any restrictions under these laws or regulations may be separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. Grantee acknowledges that it is his or her responsibility to comply with any applicable restrictions, and Grantee is advised to speak to his or her personal advisor on this matter.
26.    Foreign Asset/Account Reporting; Exchange Controls. Grantee acknowledges that Grantee’s country may have certain foreign asset and/or account reporting requirements and/or exchange controls which may affect Grantee’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Grantee’s country. Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Grantee also may be required to repatriate sale proceeds or other funds received as a result of Grantee’s participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. Grantee further acknowledges that it is his or her responsibility to be compliant with such regulations, and Grantee should consult his or her personal legal advisor for any details.
27.    Waiver. Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Grantee or any other grantee.
28.    Governing Law/Choice of Venue. This Agreement and the Award of Restricted Stock Units granted hereunder shall be governed by, and construed in accordance with, the laws of the State of California, U.S.A., without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this Award of Restricted Stock Units or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A., and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, U.S.A., or the federal courts for the United States for the Northern District of California, U.S.A., and no other courts, where this Award of Restricted Stock Units is made and/or to be performed.

By electronically approving the Award of Restricted Stock Units through the Morgan Stanley website, Grantee agrees to all of the terms and conditions described in this Agreement (including any Appendix) and in the Plan. If the Award of Restricted Stock Units has not been expressly approved before the first vesting date, Grantee understands and acknowledges that he or she will be deemed to have agreed to all of the terms and conditions in this Agreement (including any Appendix) and in the Plan.

Exhibit 10.28
APPENDIX
MAXIM INTEGRATED PRODUCTS, INC.
1996 STOCK INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT
ADDITIONAL TERMS AND CONDITIONS

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Grant Notice, the Restricted Stock Unit Agreement and the Plan.
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Award granted to Grantee if Grantee works and/or resides in one of the countries listed herein.
If Grantee is a citizen or resident of a country other than the one in which Grantee is currently working and/or residing, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Grant Date, the Company shall, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to Grantee under these circumstances.
Notifications
This Appendix also includes information regarding exchange controls and certain other issues of which Grantee should be aware with respect to Grantee’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2020. Such laws are often complex and change frequently. Grantee should not rely on the information noted herein as the only source of information relating to the consequences of Grantee’s participation in the Plan because the information may be out of date at the time Grantee acquires Shares or sells Shares acquired under the Plan.
In addition, the information is general in nature and may not apply to Grantee’s particular situation, and the Company is not in a position to assure Grantee of any particular result. Accordingly, Grantee is advised to seek appropriate professional advice as to how the relevant laws in Grantee’s country may apply to Grantee’s situation.
If Grantee is a citizen or resident of a country other than the one in which Grantee is currently working and/or residing, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Grant Date, the information contained herein may not be applicable in the same manner to Grantee.

ALL COUNTRIES EXCEPT THE UNITED STATES, MEMBER COUNTRIES OF THE EUROPEAN UNION/EUROPEAN ECONOMIC AREA, SWITZERLAND AND THE UNITED KINGDOM
Terms and Conditions
Data Privacy Consent
(a)    Data Collection and Usage. The Company and the Service Recipient collect, process and use certain personal information about Grantee, including, but not limited to, Grantee’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units granted under the Plan or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor (“Data”), for purposes of implementing, administering and managing Grantee’s participation in the Plan. The legal basis, where required, for the processing of Data is Grantee’s consent.
(b)    Stock Plan Administration Service Providers. The Company transfers Data to Morgan Stanley Smith Barney LLC and certain of its affiliated companies (collectively, “Morgan Stanley”), an independent service provider, which assists the Company with the implementation, administration and management of the Plan. The Company may select different or additional service providers in the future and share Data with such other provider(s) serving in a similar manner. Grantee may be asked to agree on separate terms and data processing practices with Morgan Stanley or any future service providers, with such agreement being a condition to the ability to participate in the Plan. The legal basis, where required, for the transfer of Data by the Company to Morgan Stanley or a different provider, as applicable, is Grantee’s consent.
(c)    International Data Transfers. The Company and Morgan Stanley are based in the United States. The Company and Morgan Stanley may transfer Data to additional countries. Grantee’s country or jurisdiction may have different data privacy laws and protections than the United States or the countries to which the Company and/or Morgan Stanley may transfer Data. The Company’s legal basis, where required, for the international transfer of Data is Grantee’s consent.
(d)    Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This means Data may be retained until after termination of Grantee’s Continuous Status as an Employee, Director or Consultant.
(e)    Voluntariness of Plan Participation. Participation in the Plan is voluntary and Grantee is providing any consents herein on a purely voluntary basis. Grantee understands that he or she may withdraw his or her consent at any time, with future effect and for any or no reason. If Grantee does not consent, or if Grantee later seeks to revoke his or her consent, Grantee’s salary from or employment or service relationship with the Service Recipient will not be affected. The only consequence of refusing or withdrawing Grantee’s consent is that the Company would not be able to grant the Restricted Stock Units or other Awards under the Plan or administer or maintain such Awards.
(f)    Data Subject Rights. Grantee may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where Grantee is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in Grantee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Grantee can contact the Company’s designated Data Protection Officer at dataprivacy@maximintegrated.com.

EUROPEAN UNION (“EU”)/EUROPEAN ECONOMIC AREA (“EEA”), SWITZERLAND AND THE UNITED KINGDOM (“UK”)
Terms and Conditions
Data Privacy Notice
(a)    Controller and Authorized EU/EEA and UK Representatives. The Company, with its registered addressed at 160 Rio Robles Drive, San Jose, CA 95134, United States of America, is the controller responsible for the processing of Grantee’s personal data in connection with the Agreement and the Plan. The Company’s representative in the European Union/European Economic Area and the United Kingdom is Harry Marsden (Harry.Marsden@maximintegrated.com).
(b)    Purposes and Legal Bases of Processing. The Company processes Data (as defined below) for the purpose of performing its contractual obligations under this Agreement, granting Restricted Stock Units, implementing, administering and managing Grantee’s participation in the Plan and facilitating compliance with Applicable Laws. The legal basis for the processing of Data (as defined below) by the Company and the third-party service providers described below is the necessity of the data processing for the Company to perform its contractual obligations under this Agreement and for the Company’s legitimate business interests of managing the Plan and generally administering Awards.
(c)    Data Collection and Usage. The Company and the Service Recipient collect, process and use certain personal information about Grantee, including, but not limited to, Grantee’s name, home address, telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units granted under the Plan or any other entitlement to Shares or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in Grantee’s favor (“Data”).
(d)    Stock Plan Administration Service Providers. The Company transfers Data to Morgan Stanley Smith Barney LLC and certain of its affiliated companies (collectively, “Morgan Stanley”), an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. The Company may select different or additional service providers in the future and share Data with such other provider(s) serving in a similar manner. Grantee may be asked to agree on separate terms and data processing practices with Morgan Stanley or any future service providers, with such agreement being a condition to the ability to participate in the Plan.
(e)    International Data Transfers. The Company and Morgan Stanley are based in the United States, which means that it will be necessary for Data to be transferred to, and processed in, the United States. Grantee’s country or jurisdiction may have different data privacy laws and protections than the United States. The European Commission has issued only a limited adequacy finding with respect to the United States that applies only if and to the extent companies self-certify and remain self-certified under the EU-U.S. Privacy Shield program. The Company is not currently registered for this program. The Company provides appropriate safeguards for protecting Data that it receives in the United States through its adherence to data transfer agreements entered into between the Company and its Subsidiaries within the EEA/EU, Switzerland and the UK. Grantee may request a copy of the relevant data transfer agreements by contacting the Company’s designated Data Protection Officer at dataprivacy@maximintegrated.com.
(f)    Data Retention. The Company will hold and use Data only as long as is necessary to implement, administer and manage Grantee’s participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This means Data may be retained until after termination of Grantee’s Continuous Status as an Employee, Director or Consultant.
(g)    Data Subject Rights. Grantee may have a number of rights under data privacy laws in his or her jurisdiction. Depending on where Grantee is based, such rights may include the right to (i) request access to or copies of Data the Company processes, (ii) rectify incorrect Data, (iii) delete Data, (iv) restrict the processing of Data, (v) restrict the portability of Data, (vi) lodge complaints with competent authorities in Grantee’s jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, Grantee can contact the Company’s designated Data Protection Officer at dataprivacy@maximintegrated.com.
(h)    Contractual Requirement. Grantee’s provision of Data and its processing and transfer as described above is a contractual requirement and a condition to Grantee’s ability to participate in the Plan. Grantee understands that, as a consequence of Grantee’s refusing to provide Data, the Company may not be able to allow Grantee to participate in the Plan, grant Restricted Stock Units to Grantee or administer or maintain such Restricted Stock Units. However, Grantee’s participation in the Plan and his or her acceptance of this Agreement are purely voluntary. While Grantee will not receive Restricted Stock Units or other Awards if he or she decides against participating in the Plan or providing Data as described above, Grantee’s career and salary will not be affected in any way. For more information on the consequences of the refusal to provide Data, Grantee may contact dataprivacy@maximintegrated.com.

AUSTRIA
Notifications
Exchange Control Notification
If Grantee holds Shares obtained through the Plan outside Austria (even if held outside of Austria with an Austrian bank), Grantee may be required to submit a report to the Austrian National Bank as follows: (i) on a quarterly basis if the value of the Shares as of any given quarter is equal to or greater than €30,000,000; and (ii) on an annual basis if the value of the Shares as of December 31 is equal to or greater than €5,000,000. The deadline for filing the quarterly report is the 15th day of the month following the end of the respective quarter. The deadline for filing the annual report is January 31 of the following year.
When Shares are sold or cash dividends received, there may be exchange control obligations if the cash proceeds are held outside Austria. If the transaction volume of all cash accounts abroad is equal to or greater than €10,000,000, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month. If the transaction value of all cash accounts abroad is less than €10,000,000, no ongoing reporting requirements apply.
CANADA
Terms and Conditions
Award Payable Only in Shares
Notwithstanding Section 8(d) of the Plan, Restricted Stock Units granted to Grantees in Canada shall be paid in Shares only and do not provide any right for Grantee to receive a cash payment. This provision is without prejudice to the application of Section 8 of the Restricted Stock Unit Agreement.
Nature of Plan and Restricted Stock Units
This provision replaces the second paragraph of Section 3 of the Restricted Stock Unit Agreement:
For purposes of these Restricted Stock Units, Grantee’s Continuous Status as an Employee, Director or Consultant will be considered terminated (regardless of the reason for such termination and whether or not such termination is later found to be invalid, unlawful or in breach of employment laws in the jurisdiction where Grantee is providing services or the terms of Grantee’s employment or service agreement, if any) effective as of the date that is the earliest of (1) the date on which Grantee’s employment or service relationship is terminated, (2) the date Grantee receives written notice of termination of the employment or service relationship from the Service Recipient, or (3) the date Grantee is no longer actively providing services to the Company, the Service Recipient or any other Parent or Subsidiary, regardless of any notice period or period of pay in lieu of such notice required under applicable employment laws in the jurisdiction where Grantee is employed or rendering services (including, but not limited to, statutory law, regulatory law and/or common law). The Administrator shall have the exclusive discretion to determine when Grantee is no longer actively providing services for purposes of his or her Restricted Stock Unit Award (including whether Grantee may still be considered to be actively providing services while on leave of absence). If, notwithstanding the foregoing, applicable employment legislation explicitly requires continued vesting during a statutory notice period, Grantee’s right to vest in the Restricted Stock Units, if any, will terminate effective as of the last date of the minimum statutory notice period, but Grantee will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of Grantee’s statutory notice period, nor will Grantee be entitled to any compensation for lost vesting.
The following provisions will apply if Grantee is a resident of Quebec
Language Consent
The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy Notice and Consent
This provision supplements the Data Privacy Consent in the “All Countries Except the United States, Member Countries of the European Union/European Economic Area, Switzerland and the United Kingdom” section of this Appendix:
Grantee hereby authorizes the Company and the Company’s representatives, including broker(s) designated by the Company, to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. Grantee further authorizes the Company, the Service Recipient and any other Parent or Subsidiary, and Morgan Stanley to disclose and discuss the Plan with their advisors. Grantee further authorizes the Company, the Service Recipient and any other Parent or Subsidiary to record such information and to keep such information in Grantee’s employee file.
Notifications
Securities Law Notification
Grantee may not be permitted to sell within Canada the Shares acquired under the Plan. Grantee may only be permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of Shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed. Currently the Shares are listed on the Nasdaq Global Select Market in the United States of America.
Foreign Asset/Account Reporting Notification
Foreign specified property, including shares, restricted stock units, and other rights to receive shares (e.g., stock options) of a non-Canadian company held by a Canadian resident must generally be reported annually on a Form T1135 (Foreign Income Verification Statement) if the total cost of his or her foreign assets exceeds C$100,000 at any time during the year. Thus, Restricted Stock Units acquired under the Plan must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because Grantee holds other specified foreign property. When Shares are acquired pursuant to the Restricted Stock Units, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily is equal to the fair market value of the Shares at the time of acquisition, but if Grantee owns other Shares, this ACB may have to be averaged with the ACB of the other Shares.
CHINA
Terms and Conditions
The following provisions apply if Grantee is subject to exchange control regulations in the People’s Republic of China (the “PRC” or “China”), as determined by the Company in its sole discretion.
SAFE Approval Requirement
Notwithstanding anything to the contrary in the Agreement or the Plan, no Shares will be issued to Grantee unless and until all necessary exchange control or other approvals with respect to the Plan have been obtained from the PRC State Administration of Foreign Exchange (“SAFE”) or its local counterpart (“SAFE Approval”) and provided such SAFE Approval is maintained through each vesting date. In the event that SAFE Approval has not been obtained or is not maintained prior to any vesting date(s), such portion of the Restricted Stock Units will not vest until such SAFE Approval is obtained (the “Actual Vesting Date”). If Grantee’s Continuous Status as an Employee, Director or Consultant ceases prior to the Actual Vesting Date, Grantee will not be entitled to vest in any portion of the Restricted Stock Units and the Restricted Stock Units will be forfeited without any liability to the Company, Parent or any Subsidiary.

Sale of Shares
To facilitate compliance with any Applicable Laws, Grantee agrees that the Company may determine that any Shares issued to Grantee upon vesting and settlement of the Restricted Stock Units must be sold. The sale may occur (i) immediately upon the vesting and settlement of the Restricted Stock Units, (ii) following Grantee’s termination of Continuous Status as an Employee, Director or Consultant, or (iii) within any other time frame as the Company determines to be necessary or advisable for legal or administrative reasons. Grantee agrees that the Company is authorized to instruct Morgan Stanley or such other broker as determined by the Company to assist with the mandatory sale of such Shares (on Grantee’s behalf pursuant to this authorization without further consent) and Grantee expressly authorizes Morgan Stanley or such other broker as determined by the Company to complete the sale of such Shares. Grantee acknowledges that Morgan Stanley or such other broker as determined by the Company is under no obligation to arrange for the sale of the Shares at any particular price. In this event, the proceeds of the sale of the Shares, less any Tax-Related Items and broker’s fees or commissions, will be remitted to Grantee in accordance with applicable exchange control laws and regulations.
Dividend Reinvestment
Notwithstanding anything to the contrary in the Agreement or the Plan, in the event that Grantee acquires Shares under the Plan and in the event that the Company, in its discretion, declares payment of any cash dividends on such Shares, Grantee acknowledges and agrees that the Company, Morgan

Stanley and/or any other designated broker may use such cash dividends to automatically purchase additional Shares to be issued into Grantee’s brokerage account. Any additional Shares acquired pursuant to the preceding sentence are subject to the same exchange control requirements as other Shares Grantee may hold. Any cash dividends not used to purchase Shares or pay associated costs (e.g., broker fees) will be immediately repatriated to China pursuant to the procedures set by the Company in compliance with SAFE requirements.
Exchange Control Requirements
Grantee understands and agrees that Grantee will be required to immediately repatriate to China any funds resulting from the Restricted Stock Units (e.g., the sales proceeds, dividends paid on Shares). Grantee further understands that, under applicable exchange control laws and regulations, such repatriation of funds may need to be effected through a special exchange control account established by the Company, the Service Recipient or any other Parent or Subsidiary and Grantee hereby consents and agrees that the funds may be transferred to such special account prior to being delivered to Grantee. Grantee also agrees to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate any of the remittances, transfers, conversions or other processes affecting the proceeds. The proceeds may be paid to Grantee in U.S. dollars or in local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, Grantee understands that he or she will be required to set up a U.S. dollar account in China so that the proceeds may be deposited into this account. Grantee understands and acknowledges that the Company may face delays in distributing the proceeds to Grantee due to exchange control requirements in China. As a result, Grantee understands and acknowledges that neither the Company nor the Service Recipient nor any other Parent or Subsidiary can be held liable for any delay in delivering the proceeds to Grantee.
If the proceeds are paid in local currency, Grantee acknowledges that the Company is under no obligation to secure any particular exchange control conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control requirements. Grantee agrees to bear any currency fluctuation risk between the time the Shares are sold or a dividend is paid and the time the net proceeds are converted to local currency and distributed to Grantee.
Finally, Grantee agrees to comply with any other requirements that may be imposed by the Company in the future to facilitate compliance with exchange control requirements in China.
Notifications
Foreign Asset/Account Reporting Notification
Chinese residents may be required to report to SAFE all details of their foreign financial assets and liabilities, as well as details of any economic transactions conducted with non-China residents. Under these rules, Grantee may be subject to reporting obligations for the Restricted Stock Units, Shares acquired under the Plan and Plan-related transactions.
FINLAND
There are no country-specific provisions.

FRANCE
Terms and Conditions
Language Acknowledgement
By accepting the grant of Restricted Stock Units and this Agreement, which provides for the terms and conditions of the Restricted Stock Units, Grantee confirms having read and understood the documents relating to this Award (the Plan and this Agreement) which were provided in the English language. Grantee accepts the terms of those documents accordingly.
En acceptant l’Attribution d’Actions Attribuées et ce Contrat qui contient les termes et conditions de vos Actions Attribuées, le Bénéficiare confirme avoir lu et compris les documents relatifs à cette Attribution (le Plan et ce Contrat) qui ont été transmis en langue anglaise. Le Bénéficiare accepte ainsi les conditions et termes de ces documents.
Notifications
Foreign Asset/Account Reporting Notification
French residents must declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) in which they hold cash or securities on an annual basis on form No. 3916, together with their income tax return. Further, French residents with foreign account balances exceeding €1,000,000 may have additional monthly reporting obligations.
GERMANY
Notifications
Exchange Control Notification
Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. From September 2013, the German Federal Bank no longer will accept reports in paper form and all reports must be filed electronically. The electronic “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) can be accessed on the German Federal Bank’s website: www.bundesbank.de. In the event that German residents make or receive a payment in excess of this amount, they are responsible for complying with applicable reporting requirements. In addition, in the unlikely event that German residents hold Shares exceeding 10% of the total capital or voting rights of a foreign company (such as the Company), they must report holdings in the company on an annual basis.
Foreign Asset/Account Reporting Notification
German residents holding Shares must notify their local tax office of the acquisition of Common Stock when they file their tax returns for the relevant year if the aggregate value of all Common Stock acquired exceeds €150,000, or in the unlikely event that the resident holds Common Stock exceeding 10% of the Company’s total Common Stock. However, the requirement in the foregoing sentence will not apply to Grantee if he or she owns less than 1% of the Company, which is likely the case.

HONG KONG
Terms and Conditions
Award Payable Only in Shares
Notwithstanding Section 8(d) of the Plan, Restricted Stock Units granted to Grantees in Hong Kong shall be paid in Shares only and do not provide any right for Grantee to receive a cash payment. This provision is without prejudice to the application of Section 8 of the Restricted Stock Unit Agreement.
Sales Restriction
This provision supplements Section 2 of the Restricted Stock Unit Agreement:
Shares acquired pursuant to the Plan are accepted as a personal investment. If, for any reason, the Restricted Stock Units vest and become non-forfeitable and Shares are issued to Grantee within six months of the Grant Date, Grantee agrees that he or she will not offer to the public or otherwise dispose of any Shares prior to the six-month anniversary of such Grant Date.
Notifications
Securities Warning
The contents of this Agreement have not been reviewed by any regulatory authority in Hong Kong. Grantee is advised to exercise caution in relation to the Award. If Grantee is in any doubt about any of the contents of the Plan, Agreement, or any Plan prospectus, Grantee should obtain independent professional advice. The Restricted Stock Units and any Shares issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Subsidiaries. The Agreement, including any Appendix to the Restricted Stock Unit Agreement, the Plan, any Plan prospectus, and any other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Restricted Stock Units and any underlying documentation are intended only for the personal use of Grantee and may not be distributed to any other person.
HUNGARY
There are no country specific provisions.
INDIA
Notifications
Exchange Control Notification
Indian residents must repatriate to India any proceeds from the sale of Shares and the receipt of any dividends received in relation to Shares within such period of time as prescribed under applicable Indian exchange control laws and regulations, as may be amended from time to time. Grantee will receive a foreign inward remittance certificate (“FIRC”) from the bank where the foreign currency is deposited and should retain the FIRC as evidence of the repatriation of funds in the event the

Reserve Bank of India or the Service Recipient requests proof of repatriation. It is Grantee’s responsibility to comply with applicable exchange control laws in India.
Foreign Asset/Account Reporting Notification
Indian residents are required to declare in their annual tax returns (a) any foreign assets they hold and (b) any foreign bank accounts for which they have signing authority.
IRELAND
Notifications
Director Notification Obligation
Directors of a Subsidiary in Ireland (“Irish Subsidiary”) are subject to certain notification requirements under the Companies Act, 1990. Among these requirements is an obligation to notify the Irish Subsidiary in writing upon receiving or disposing of an interest in the Company (e.g., Restricted Stock Units, Shares) representing more than 1% of the Company’s voting share capital, upon becoming a director of the Company if such an interest exists at the time, or upon becoming aware of the event giving rise to the notification requirement. These notification requirements also apply to a shadow director (i.e., an individual who is not on the Board of Directors of the Irish Subsidiary but who has sufficient control so that the Board of Directors of the Irish Subsidiary acts in accordance with the “directions or instructions” of the individual) or a secretary of the Irish Subsidiary, and with respect to the interests of a director’s, shadow director’s or secretary’s spouse or minor children (whose interests will be attributed to the director, shadow director or secretary).
ITALY
Terms and Conditions
Plan Document Acknowledgment
By accepting the Award of Restricted Stock Units, Grantee acknowledges that he or she has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, by accepting the Award of Restricted Stock Units, Grantee further acknowledges that he or she has read and specifically and expressly approved the following sections in the Restricted Stock Unit Agreement: Section 8: Responsibility for Taxes, Section 9: Acknowledgment of Nature of Plan and Restricted Stock Units, Section 13: Grant is Not Transferable, Section 14: Binding Agreement, Section 16: Plan Governs, Section 17: Administrator Authority, Section 18: Electronic Delivery and Acceptance, Section 21: Language, Section 28: Governing Law/Choice of Venue; and the Data Privacy Notice in the “European Union/European Economic Area, Switzerland and the United Kingdom” section of this Appendix.
Notifications
Foreign Asset/Account Reporting Notification

Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy, must report these assets on their annual tax return for the year during which the assets are held on UNICO Form, RW Schedule, or on a special form if no tax is due. These reporting obligations also apply where such residents are the beneficial owners of foreign financial assets under Italian money laundering provisions.
Tax Notification
Italian residents may be subject to tax on the value of financial assets held outside of Italy. The taxable amount will be the fair market value of the financial assets, assessed at the end of the calendar year. The fair market value is considered to be the value of the Shares on the Nasdaq Global Select Market on December 31 of each year or on the last day the Shares were held (the tax is levied in proportion to the actual days shares are held during the calendar year). No tax payment duties arise if the amount of the foreign financial assets tax calculated on all financial assets held abroad does not exceed a certain threshold. The value of financial assets held abroad must be reported in Form RM of the annual tax return.
JAPAN
Notifications
Foreign Asset/Account Reporting Notification
Japanese residents are required to report to the Tax Office details of any assets (including any Shares acquired under the Plan) held outside of Japan as of December 31st of each year, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Grantee should consult with his or her personal tax advisor as to whether the reporting obligation applies to Grantee and whether Grantee will be required to include details of any cash, outstanding Restricted Stock Units or Shares held by Grantee in the report.
KOREA
Terms and Conditions
Tax Withholding
This provision supplements Section 8 of the Restricted Stock Unit Agreement:

By accepting the Award of Restricted Stock Units, Grantee authorizes the Company and/or the Service Recipient to withhold Tax-Related Items arising in Korea upon vesting of the Restricted Stock Units, regardless of the fact that such withholding may not be required by law. Grantee further acknowledges and agrees that the Company or the Service Recipient may accomplish such withholding by any one or any combination of the methods described in Section 8 of the Restricted Stock Unit Agreement. Notwithstanding this provision, Grantee acknowledges and agrees that, should the Company or the Service Recipient fail to withhold Tax-Related Items for any or no reason, it remains Grantee’s obligation to satisfy all Tax-Related Items and neither the Company nor the Employee will be liable for Grantee’s failure to satisfy such obligations.
Notifications

Foreign Asset/Account Reporting Notification
Korean residents are required to declare foreign accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authorities if the monthly balance of such accounts exceeds a certain limit (currently KRW 500 million or an equivalent amount in foreign currency) on any month-end date during a calendar year. Korean residents should consult with their personal tax advisor to determine whether the country in which they hold foreign accounts have entered into an IGA with Korea.
NETHERLANDS
Terms and Conditions
Labor Law Acknowledgment
Grantee acknowledges that Restricted Stock Units and any Shares acquired under the Plan are intended as an incentive to remain employed with the Service Recipient and are not intended as remuneration for labor performed.
PHILIPPINES
Notifications
Securities Law Notification
This offer of Restricted Stock Units is being made pursuant to an exemption from registration under Section 10.2 of the Philippines Securities Regulation Code that has been approved by the Philippines Securities and Exchange Commission.
Grantee should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of Shares on the Nasdaq Global Select Market and the risk of currency fluctuations between the United States Dollar (“U.S. Dollar”) and Grantee’s local currency. In this regard, Grantee should note that the value of any Shares Grantee may acquire under the Plan may decrease, and fluctuations in foreign exchange rates between Grantee’s local currency and the U.S. Dollar may affect the value of the Restricted Stock Units or any amounts due to Grantee pursuant to the settlement of the Restricted Stock Units, the subsequent sale of Shares acquired by Grantee upon settlement or the receipt of any dividends paid on such Shares. The Company is not making any representations, projections or assurances about the value of Shares now or in the future.
For further information on risk factors impacting the Company’s business that may affect the value of Shares, Grantee should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at https://www.sec.gov/, as well as on the Company’s website at http://www.maximintegrated.com. In addition, Grantee may receive, free of charge, a copy of the Company’s Annual Report, Quarterly Reports or any other reports, proxy statements or communications distributed to the Company’s stockholders by contacting the Stock Administration Department at the address below:
Stock Administration

Maxim Integrated Products, Inc.
160 Rio Robles
San Jose, CA 95134
United States of America
Phone: +1 (408) 601-3010
The sale or disposal of Shares acquired under the Plan may be subject to certain restrictions under Philippine securities laws. Those restrictions should not apply if the offer and resale of the Shares takes place outside of the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares currently are listed on the Nasdaq Global Select Market in the United States of America.
POLAND
Notifications
Exchange Control Notification
Polish residents holding cash and foreign securities (including Shares) in bank or brokerage accounts outside of Poland must report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7 million. If required, such reports must be filed on special forms available on the website of the National Bank of Poland. Grantee should consult with a personal legal advisor to determine whether Grantee will be required to submit reports to the National Bank of Poland.
Further, any transfer of funds in excess of €15,000 (or if such transfer of funds is connected with business activity of an entrepreneur, a lower threshold) into or out of Poland must be effected through a bank account in Poland. All documents connected with any foreign exchange transactions must be retained for a period of five years from the end of the year in which the transaction occurred.
RUSSIA
Terms and Conditions
Data Privacy
The following provision supplements the Data Privacy Consent in the “All Countries Except United States, European Union/European Economic Area, Switzerland and the United Kingdom” section of this Appendix, and to the extent the two provisions are inconsistent, the below provision will control:
Grantee understands and agrees that the Company may require Grantee to complete and return to the Company a Consent to Processing of Personal Data form (the “Consent”). If a Consent is required by the Company but Grantee fails to provide such Consent, Grantee understands and agrees that the Company will not be able to administer or maintain the Restricted Stock Units or any other awards. Therefore, Grantee understands that refusing to complete any required Consent or withdrawing his or her consent may affect Grantee’s ability to participate in the Plan. For more information on any required Consent or withdrawal of consent, Grantee may contact his or her local human resources representative.
Securities Law Restriction
The Plan, Grant Notice, Agreement, including this Appendix, and all other materials Grantee may receive regarding his or her participation in the Plan or the grant of Restricted Stock Units do not constitute advertising or an offering of securities in Russia and are deemed accepted by Grantee only upon receipt of the signed Grant Notice in the United States or upon acceptance through an online acceptance website maintained in the United States. In no event will Shares acquired at vesting be delivered to Grantee in Russia; all Shares will be maintained on Grantee’s behalf in the United States. The issuance of Shares acquired at vesting has not and will not be registered in Russia; therefore, such Shares may not be offered or placed in public circulation in Russia.
U.S. Transaction Notification
Grantee’s acceptance of the Agreement results in a contract between Grantee and the Company completed in the United States and governed by the laws of the State of California, without giving effect to the conflict of laws principles thereof. Further, any Shares issued to Grantee upon vesting and settlement of the Restricted Stock units shall be delivered through a bank or brokerage account in the United States. Grantee is not permitted to sell or otherwise dispose of Shares directly to other Russian legal entities or individuals.
Notifications
Exchange Control Notification
All restrictions on the payment of funds by non-residents into a Russian resident’s declared foreign brokerage account, including dividends and proceeds from the sale of Shares, have been abolished. Grantee may now receive, hold and remit dividends and proceeds from the sale of Shares acquired under the Plan into and out of his or her brokerage account without any requirement to first repatriate such funds to an authorized bank in Russia. Grantee should be aware that the rules related to foreign bank accounts are different and that certain restrictions with respect to payments by non-residents into a Russian currency resident’s foreign bank account may continue to apply where the foreign bank account is located in the United States. Grantee should contact his or her personal advisor to confirm the application of the exchange control restrictions prior to vesting in the Restricted Stock Units and selling Shares, as significant penalties may apply in the case of non-compliance with the exchange control restrictions and because such exchange control restrictions are subject to change.
Foreign Asset/Account Reporting Notification
Russian residents are required to report the opening, closing or change in account details of any foreign bank account to the Russian tax authorities within one month of the opening, closing or change of such account. Russian residents also are required to report to the Russian tax authorities on or before June 1 of the following year (i) the beginning and ending balances in a foreign bank account each year and (ii) transactions related to such a foreign account during the year. Foreign brokerage accounts and foreign accounts with other financial institutions (financial market organizations) also must be reported. Certain specific exceptions from the reporting requirements may apply. Grantee should consult with his or her personal legal advisor to determine how these reporting requirements apply to any account opened in connection with Grantee’s participation in the Plan.
Labor Law Notification
If Grantee continues to hold Shares acquired under the Plan after an involuntary termination of employment, Grantee may not be eligible to receive unemployment benefits in Russia.
Anti-Corruption Notification
Anti-corruption laws prohibit certain public servants, their spouses and their dependent children from owning any foreign source financial instruments (e.g., shares of foreign companies such as the Company). Accordingly, Grantee should inform the Company if he or she is covered by these laws because Grantee should not hold Shares acquired under the Plan under these circumstances.
SINGAPORE
Terms and Conditions
Sales Restriction
This provision supplements Section 2 of the Restricted Stock Unit Agreement:
Grantee agrees that, if for any reason the Restricted Stock Units vest and become non-forfeitable and Shares are issued to Grantee within six months of the Grant Date, Grantee will not sell the Shares or offer the Shares for sale in Singapore prior to the six-month anniversary of such Grant Date unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and in accordance with the conditions of any other applicable provision of the SFA.
Notifications
Securities Law Notification
The grant of the Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA and is not made with a view to the Restricted Stock Units or underlying Shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore.
Director Notification Requirement
Directors (including alternate, substitute, associate and shadow directors) of a Singapore Subsidiary, regardless of whether Singapore residents and/or employed in Singapore, are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify such entity in writing within two business days of any of the following events (i) the acquisition or disposal of an interest in the Company or any Parent or Subsidiary (e.g., Restricted Stock Units, Shares), (ii) any change in previously-disclosed interests (e.g., sale of Shares), or (iii) becoming a director, associate director or shadow director of a Subsidiary in Singapore, if the individual holds such an interest at that time. These notification requirements apply regardless of whether the directors are residents of or employed in Singapore.

SPAIN
Terms and Conditions
Labor Law Acknowledgment
This provision supplements Section 9 of the Restricted Stock Unit Agreement:
By accepting the Restricted Stock Units, Grantee acknowledges that he or she understands and agrees to participation in the Plan and that he or she has received a copy of the Plan.
Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Restricted Stock Units under the Plan to individuals who may be employees or other service providers of the Company or its Subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, Grantee understands that any grant is given on the assumption and condition that it shall not become a part of any employment or service contract (either with the Company, the Service Recipient or any other Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, Grantee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Restricted Stock Units and Shares is unknown and unpredictable. In addition, Grantee understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Grantee understands, acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of Restricted Stock Units shall be null and void.
Grantee understands and agrees that, as a condition of the grant of the Restricted Stock Units, the termination of Grantee’s Continuous Status as an Employee, Director or Consultant for any reason except by reason of death (but including the reasons listed below) will automatically result in the loss of the Restricted Stock Units to the extent the Restricted Stock Units have not vested as of the date Grantee is no longer actively employed. In particular, unless otherwise set forth in the Agreement, Grantee understands and agrees that any unvested Restricted Stock Units as of the date Grantee is no longer actively employed will be forfeited without entitlement to the underlying Shares or to any amount of indemnification in the event of a termination of Grantee’s Continuous Status as an Employee, Director or Consultant by reason of, but not limited to, resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Service Recipient and under Article 10.3 of the Royal Decree 1382/1985. Grantee acknowledges that he or she has read and specifically accepts the conditions referred to in Sections 2, 3 and 9 of the Restricted Stock Unit Agreement.

Notifications
Securities Law Notification
The Restricted Stock Units and the Shares described in the Agreement do not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement (including this Appendix) has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
Exchange Control Notification
Spanish residents must declare for statistical purposes the acquisition, ownership and disposition of Shares to the Dirección General de Comercio e Inversiones (“DGCI”), a department of the Ministry of Industry, Tourism and Commerce. Generally, the declaration must be made in January for Shares acquired or sold during (or owned as of December 31 of) the prior year; however, if the value of Shares acquired or sold exceeds a certain threshold (or the Spanish resident holds 10% or more of the share capital of the Company or such other amount that would entitle him or her to join the Board), the declaration must be filed within one month of the acquisition or sale, as applicable.
In addition, Spanish residents are required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities (including Shares acquired at vesting of the Restricted Stock Units) held in such accounts, and any transactions carried out with non-Spanish residents, depending on the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year.
Foreign Asset/Account Reporting Notification
Spanish residents must report assets or rights deposited or held outside of Spain (e.g., cash or Shares held in a bank or brokerage account) to the Spanish tax authorities on their annual tax returns. This reporting obligation is based on the value of those rights and assets as of December 31 and has a threshold of €50,000 per type of asset (bank account, shares of stock, real estate, etc.). After such assets or rights are initially reported, the reporting obligation will apply for subsequent years only if the value of any previously-reported asset or right increases by more than €20,000 or if the ownership of such asset or right is transferred or relinquished during the year. For purposes of this requirement, shares of Common Stock acquired under the Plan or other equity programs offered by the Company constitute assets, but unvested rights (e.g., Restricted Stock Units, etc.) are not considered assets or rights.
SWEDEN
Terms and Conditions

Responsibility for Taxes
The following provision supplements Section 8 of the Restricted Stock Unit Agreement:
Without limiting the Company and the Service Recipient’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 8 of the Restricted Stock Unit Agreement,

in accepting the grant of the Restricted Stock Units, Grantee authorizes the Company and/or the Service Recipient to withhold Shares or to sell Shares otherwise deliverable to Grantee upon vesting and settlement of the Restricted Stock Units in order to satisfy Tax-Related Items, regardless of whether the Company and/or the Service Recipient has an obligation to withhold such Tax-Related Items.
SWITZERLAND
Notifications
Securities Law Notification
Neither this document nor any other materials relating to the Restricted Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”) (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority FINMA.
TAIWAN
Notifications
Securities Law Notification
The offer of participation in the Plan is available only for employees of the Company and its Subsidiaries. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.
Exchange Control Notification
Taiwanese residents may remit foreign currency (including proceeds from the sale of Shares or the receipt of any dividends) into Taiwan up to US$5,000,000 per year without justification. However, if the transaction amount is TWD500,000 or more in a single transaction, a Foreign Exchange Transaction Form must be submitted to the remitting bank. Further, if the transaction amount is US$500,000 or more in a single transaction, supporting documentation, to the satisfaction of the remitting, must also be provided.
THAILAND
Notifications
Exchange Control Notification
Thai residents must repatriate the proceeds from the sale of Shares and/or cash dividends paid on such Shares to Thailand immediately following the receipt of such proceeds if the amount of such proceeds or cash dividends received in a single transaction is US$200,000 or more. The repatriated cash proceeds must either be converted into Thai Baht or deposited into a foreign currency account opened with a commercial bank in Thailand that is authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency (i.e., an authorized agent) within 360 days of such repatriation. Grantee must inform the authorized agent of the details of the foreign currency transaction (which may include Grantee’s identification information and the purpose of the transaction).
Failure to comply with the above obligations may lead to penalties being assessed by the Bank of Thailand. Because exchange control regulations change frequently and without notice, Grantee should consult his or her legal advisor before selling any Shares (or receiving any other funds in connection with the Plan) to ensure compliance with current regulations. It is Grantee’s responsibility to comply with exchange control laws in Thailand, and neither the Company nor the Service Recipient will be liable for any fines or penalties resulting from failure to comply with Applicable Laws.
TURKEY
Notifications
Securities Law Notification
Pursuant to Turkish securities law, selling Shares acquired under the Plan within Turkey is not permitted. The Shares are currently traded on the Nasdaq Global Select Market, which is located outside of Turkey, under the ticker symbol “MXIM” and the Shares may be sold through this exchange.
Exchange Control Notification
In certain circumstances, Turkish residents are permitted to sell shares traded on a non-Turkish stock exchange only through a financial intermediary licensed in Turkey. Grantee may be required to appoint a Turkish broker to assist with the sale of the Shares acquired under the Plan. Grantee should consult his or her personal legal advisor before selling any Shares acquired under the Plan to confirm if this requirement applies.
UNITED KINGDOM
Terms and Conditions
Award Payable Only in Shares
Notwithstanding Section 8(d) of the Plan, Restricted Stock Units granted to Grantees in United Kingdom shall be paid in Shares only and do not provide any right for Grantees in the United Kingdom to receive a cash payment. This provision is without prejudice to the application of Section 8 of the Restricted Stock Unit Agreement.
Eligibility
Notwithstanding Section 6 of the Plan, or any provision or discretion in the Plan or the Agreement to the contrary, Restricted Stock Units may be granted only to Employees in the United Kingdom. For the avoidance of doubt, Consultants based in the United Kingdom shall not be eligible to participate in the Plan.
Tax Acknowledgment

The following provisions supplement Section 8 of the Restricted Stock Unit Agreement:
Without limitation to Section 8 of the Restricted Stock Unit Agreement, Grantee agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Service Recipient or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). Grantee also agrees to indemnify and keep indemnified the Company and the Service Recipient against any taxes that they are required to pay or withhold on Grantee’s behalf or have paid or will pay to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if Grantee is an executive officer or director of the Company (within the meaning of Section 13(k) of the Exchange Act ), Grantee acknowledges that he or she may not be able to indemnify the Company or the Service Recipient for the amount of any income tax not collected from or paid by Grantee, as it may be considered a loan. In this case, the amount of any income tax not collected within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the Tax-Related Item(s) occurs may constitute a benefit to Grantee on which additional income tax and National Insurance contributions (“NICs”) may be payable. Grantee understands that he or she will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or the Service Recipient (as appropriate) the amount of any NICs due on this additional benefit, which may also be recovered from Grantee at any time by any of the means referred to in Section 8 of the Restricted Stock Unit Agreement.
Joint Election
As a condition of Grantee’s participation in the Plan and of the vesting of the Restricted Stock Units, Grantee agrees to accept any liability for secondary Class 1 National Insurance contributions which may be payable by the Company and/or the Service Recipient with respect to the Chargeable Event (“Service Recipient NICs”). Without limitation to the foregoing, Grantee agrees to execute a joint election with the Company or the Service Recipient, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consents or elections as provided to Grantee by the Company or the Service Recipient. Grantee further agrees to execute such other joint elections as may be required between Grantee and any successor to the Company or the Service Recipient.
If Grantee does not enter into the NICs Joint Election, if approval of the NICs Joint election has been withdrawn by HMRC, if the NICs Joint Election is revoked by the Company or the Service Recipient (as applicable), or if the NICs Joint Election is jointly revoked by Grantee and the Company or the Service Recipient, as applicable, the Restricted Stock Units shall cease vesting and become null and void, and no Shares shall be acquired under the Plan, without any liability to the Company, the Service Recipient and/or any Parent or Subsidiary.
Grantee further agrees that the Company and/or the Service Recipient may collect the Service Recipient NICs by any of the means set forth in Section 8 of the Restricted Stock Unit Agreement, as supplemented above.
UNITED STATES

There are no country specific provisions.